UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2026

SPACCircle Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43511	98-1937776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8795 Folsom Blvd
Sacramento, California 95826

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (916) 806-7146

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, one redeemable warrant and one right	SCQCU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	SCQC	The Nasdaq Stock Market LLC
Warrants, exercisable for one Class A ordinary share at an exercise price of $11.50 per share	SCQCW	The Nasdaq Stock Market LLC
Rights, each entitling the holder to receive one-half (1/2) of one Class A ordinary share	SCQCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On October 28, 2026, SPACCircle Acquisition Corp. (the “Company”) consummated its initial public offering (“IPO”) of 10,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (each, a “Class A Ordinary Share”), one redeemable warrant of the Company (each, a “Warrant”) entitling the holder thereof to purchase one Class A Ordinary Share for $11.50 per share, and one right (each, a “Right”) to receive one-half (1/2) of one Class A Ordinary Share upon the consummation of the Company’s initial business combination. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $100,000,000.

Simultaneously with the closing of the IPO, the Company completed the private sale (the “Private Placement”) of an aggregate of 266,590 units (the “Private Placement Units”) to SPACCircle Sponsor LLC, the Company’s sponsor (the “Sponsor”), at a purchase price of $10.00 per Private Placement Unit, generating gross proceeds to the Company of $2,665,900.

A total of $100,500,000, or $10.05 per Unit, of the net proceeds from the IPO and the sale of the Private Placement Units (which amount includes $4,000,000 in the aggregate of the underwriter’s deferred underwriting commissions solely on amounts remaining in the trust account following all properly submitted shareholder redemptions in connection with the consummation of the Company's initial business combination) was placed in a U.S.-based trust account maintained by Equiniti Trust Company, LLC, acting as trustee.

On November 2, 2026, the underwriters in the IPO informed the Company that the over-allotment option would not be exercised. As a result, 750,000 Class B ordinary shares of the Company were forfeited by the Sponsor in order for the Company’s initial shareholders to maintain ownership of approximately 33% of the issued and outstanding ordinary shares of the Company (excluding the Private Placement Units held by the Sponsor). Such forfeited shares were cancelled by the Company.

An audited balance sheet as of October 28, 2026, reflecting the receipt of the proceeds from the IPO and the Private Placement, has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Audited Balance Sheet as of October 28, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPACCIRCLE ACQUISITION CORP.

	By:	/s/ John Dicconson
		Name:	John Dicconson
		Title:	Chief Executive Officer
Dated: November 3, 2026

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